UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16243 Highway 216 Brookwood, Alabama	35444
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No.2 to Rights Agreement

On December 8, 2023, Warrior Met Coal, Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), entered into an Amendment No. 2 (the “Second Amendment”) to the Company’s Rights Agreement, dated as of February 14, 2020, by and between the Company and the Rights Agent, as amended by that certain Amendment No. 1 (the “First Amendment”), dated as of March 4, 2022 (collectively, the “Amended Rights Agreement”). The Second Amendment increases the exercise price from $56.00 to $159.00.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the Amended Rights Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on Form 8-K on February 14, 2020, and on March 4, 2022 for the First Amendment, and such agreement and description are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description

4.1	Amendment No. 2 to Rights Agreement, dated as of December 8, 2023, between Warrior Met Coal, Inc. and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: December 8, 2023	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer